As filed with the United States Securities and Exchange Commission on September 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONCRETE PUMPING HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	83-1779605
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

500 E. 84th Avenue, Suite A-5 Thornton, Colorado 80229	80229
(Address of Principal Executive Offices)	(Zip Code)

Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan

(Full title of the plan)

Iain Humphries

Chief Financial Officer and Secretary

Concrete Pumping Holdings, Inc.

500 E. 84th Avenue, Suite A-5

Thornton, Colorado 80229

(303) 289-7497

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Elliott Smith

Maia R. Gez

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

On April 25, 2023, Concrete Pumping Holdings, Inc. (the “Company” or the “Registrant”) held its 2023 Annual Meeting of Stockholders, at which the Company’s stockholders approved an amendment to the Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (as amended, the “2018 Plan”). The amendment increased the number of shares authorized for issuance under the 2018 Plan by 1,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which additional shares are being registered pursuant to this registration statement on Form S-8 (the “Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Company’s prior registration statement on Form S-8 registering shares of the Common Stock under the 2018 Plan (File No. 333-230753) are hereby incorporated by reference herein, and the information required by Part II of Form S-8 is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The documents containing the information specified in Part I will be delivered in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and are not, filed with the U.S. Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is incorporating by reference the filings listed below and any additional documents that the Registrant may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, except the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the SEC on January 31, 2023 (File No. 001-38166);
•	the Registrant’s Quarterly Report on Form 10-Q/A filed with the SEC on December 13, 2022, Form 10-Q filed with the SEC on March 10, 2023, Form 10-Q filed with the SEC on June 8, 2023 and Form 10-Q filed with the SEC on September 7, 2023, respectively (File No. 001-38166);
•	the Registrant’s Current Reports on Form 8-K filed with the SEC on December 13, 2022; February 28, 2023; April 27, 2023; June 5, 2023, respectively; and
•	the description of the Registrant’s shares of common stock and warrants contained in the Registrant’s Annual Report on Form 10-K (File No. 001-38166), as filed with the SEC on January 31, 2023, including any amendment or report filed for the purpose of updating such descriptions.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed by the Company on December 10, 2018).
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (No. 001-38166) filed with the SEC on December 10, 2018).
4.3

Certificate of Designations of Series A Zero-Dividend Convertible Perpetual Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K (No. 001-38166) filed with the SEC on December 10, 2018).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (No. 001-38166) filed with the SEC on December 10, 2018).
4.5	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (No. 001-38166) filed with the SEC on December 10, 2018).
4.6

Warrant Agreement, dated July 26, 2017, by and between Industrea Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of Industrea Acquisition Corp.’s Current Report on Form 8-K (File No. 001-38166) filed with the SEC on August 1, 2017).

4.7

Assignment and Assumption Agreement, dated December 6, 2018, by and between Industrea Acquisition Corp., Concrete Pumping Holdings Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K (No. 001-38166) filed with the SEC on December 10, 2018.

5.1*	Opinion of White & Case LLP.
10.1	Concrete Pumping Holdings, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (No.001-38166) filed with the SEC on April 27, 2023).
23.1*	Consent of BDO USA, P.C.
23.2*	Consent of White & Case LLP (contained in the opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
107*	Filing Fee Table

 * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on September 28, 2023.

Concrete Pumping Holdings, Inc.

/s/ Iain Humphries
Name: Iain Humphries
Title: Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Young and Iain Humphries, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of Concrete Pumping Holdings, Inc. and any subsequent registration statements related thereto pursuant to Instruction E to Form S-8 (and all further amendments including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Concrete Pumping Holdings, Inc., in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Bruce Young	Chief Executive Officer and Director	September 28, 2023
Bruce Young	(Principal Executive Officer)

/s/ Iain Humphries	Chief Financial Officer and Director	September 28, 2023
Iain Humphries	(Principal Financial and Accounting Officer)

/s/ Howard D. Morgan	Chairman of the Board	September 28, 2023
Howard D. Morgan

/s/ Brian Hodges	Vice Chairman of the Board	September 28, 2023
Brian Hodges

/s/ Stephen Alarcon	Director	September 28, 2023
Stephen Alarcon

/s/ Tom Armstrong	Director	September 28, 2023
Tom Armstrong

/s/ Ryan Beres	Director	September 28, 2023
Ryan Beres

/s/ Ray Cheesman	Director	September 28, 2023
Ray Cheesman

/s/ Heather L. Faust	Director	September 28, 2023
Heather L. Faust

/s/ David G. Hall	Director	September 28, 2023
David G. Hall

/s/ John M. Piecuch	Director	September 28, 2023
John M. Piecuch

/s/ M. Brent Stevens	Director	September 28, 2023
M. Brent Stevens